UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2017

KBS STRATEGIC OPPORTUNITY REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-54382	26-3842535
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On October 24, 2017, KBS Strategic Opportunity REIT, Inc. (the “Company”, “we”, “our” or “us”), through 11 wholly owned subsidiaries, entered into a Portfolio Purchase and Sale Agreement and Escrow Instructions (the “Purchase Agreement”) pursuant to which the Company has agreed to sell, subject to the closing conditions described below, 11 of its properties (the “Portfolio”) to various subsidiaries of Keppel-KBS US REIT, a newly formed Singapore real estate investment trust (the “SREIT”) that is expected to be listed on the Singapore Stock Exchange (the “Singapore Transaction”). The purchase price of the Portfolio is $804 million. The Portfolio consists of the following properties: 1800 West Loop, Westech 360 (part of the Austin Suburban Portfolio), Great Hills Plaza (part of the Austin Suburban Portfolio), Westmoor Center, Iron Point Business Park, the Plaza Buildings, Bellevue Technology Center, Northridge Center I and II, West Loop I and II, Powers Ferry Landing East, and Maitland Promenade II.
The Singapore Transaction is scheduled to close on November 8, 2017. However, closing of the Singapore Transaction is contingent upon, among other things, (i) the SREIT obtaining the equity capital through the issuance of shares listed on the Singapore Stock Exchange necessary to fund the acquisition of the Portfolio and (ii) the SREIT obtaining commitments from commercial lenders to help finance the acquisition. The capital to be obtained by the SREIT in connection with the Singapore Transaction may not be raised from investors in the United States. We can offer no assurances that the Singapore Transaction will close on November 8, 2017 or at all.
The SREIT will be externally managed by a joint venture (the “Manager”) between (i) an entity in which Keith D. Hall, the Company’s Chief Executive Officer and a director, and Peter McMillan III, the Company’s President and Chairman of the board of directors, will have an indirect ownership interest and (ii) Keppel Capital Holding Pte. Ltd., which is not affiliated with the Company. The SREIT is expected to pay certain purchase and sale commissions and asset management fees to the Manager in exchange for the provision of certain management services.
The $804 million purchase price for the 11 properties in the Portfolio is slightly above the aggregate appraised values for the 11 properties used in our most recent estimated value per share determined as of December 8, 2016. As of June 30, 2017, the properties in the Portfolio had a cumulative carrying value of $518.7 million, and were subject to cumulative loans in the amount of $379.0 million. The Company will avoid significant third party closing costs by listing the Portfolio on the Singapore Stock Exchange compared to selling the properties, whether individually or as a portfolio, in a typical sales transaction, which represents significant savings to the Company for a disposition of this size. After repayment of the loans and disposition fees, we expect to have approximately $418 million in net proceeds from the Singapore Transaction, including our up to 9.5% ownership interest in shares of the SREIT which we will retain upon completion of the transaction.
The 11 properties that comprise the Portfolio were initially acquired as opportunistic assets but have since developed into stabilized assets. We believe that the Singapore Transaction presents an excellent opportunity to monetize these assets at attractive pricing and to utilize a substantial portion of the net proceeds to invest in new opportunistic investments, as well as current capital projects, in accordance with our opportunistic business strategy and focus and to pay down debt. We also intend to use a smaller portion of the net proceeds to provide additional liquidity to our stockholders who desire it, whether through our share redemption program or one or more self-tender offers. If the Singapore Transaction is consummated, because of the size of the transaction and the properties in the Portfolio being stabilized assets, cash flow would be reduced and may impact distributions to stockholders going forward.
Forward-Looking Statements
The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Actual results may differ materially from those contemplated by such forward-looking statements. The Company can offer no assurances that the Singapore Transaction will occur on the terms described above or at all. The consummation of the Singapore Transaction is subject to a number of conditions, including, but not limited to: the ability of the SREIT to raise sufficient capital, the obtaining of necessary government approvals in Singapore, and the negotiation of a purchase agreement and related transaction documents. These statements also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to reinvest the net proceeds from the Singapore Transaction; and other risks identified in Part I, Item IA of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent periodic reports, as filed with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS STRATEGIC OPPORTUNITY REIT, INC.

Dated: October 25, 2017	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary